SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

     CURRENT REPORT  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 1998
                      Lexington Global Asset Managers, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
        (State or other jurisdiction of incorporation or organization)

          0-26868                                 22-3395036
     (Commission File No.)                     (I.R.S. Employer
                                              Identification No.)

PARK 80 WEST PLAZA TWO
SADDLE BROOK, NJ 07663
(Address of principal executive offices)  (Zip code)

                              (201) 845-7300
           (Registrant's telephone number including area code)








Item 5.  Other Events


On September 18, 1998, the registrant announced an additional share buy-back program. The Board of Directors of Lexington Global Asset Managers, Inc. (Nasdaq: LGAM) ("the Company") authorized an additional share repurchase program of up to 750,000 shares effective immediately. An earlier program authorizing the repurchase of up to 750,000 shares over three years was announced on March 6, 1997. Through September 10, 1998, the Company had repurchased 718,000 shares of its common stock under this earlier program.

Repurchases will be made from time to time in the open market or through privately negotiated transactions at market prices. This stock repurchase plan was approved on September 17, 1998 and has a term of three years.

Robert M. DeMichele, President and Chief Executive Officer of LGAM said that, "This repurchase program was initiated because the Board of Directors is very confident about the outlook for the Company and believes that its stock offers tremendous value." Mr. DeMichele went on to say that, "Our priority is to enhance the value of the Company for our shareholders."

Lexington Global Asset Managers, Inc. is a financial services holding company that offers, through its subsidiaries, a variety of asset management services to retail investors, institutions, and high net worth individuals. The Company's principal subsidiaries include Lexington Management Corporation and Lexington Funds Distributor which market, promote, and distribute the Lexington family of mutual funds. As of September 17, 1998, Lexington Global Asset Managers had 4,780,887 shares of common stock outstanding.

This release may include forward-looking statements of information that involve risks and uncertainties. The Company's actual results could differ materially from the results identified in any forward-looking statements.





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEXINGTON GLOBAL ASSET MANAGERS, INC.

By: /s/  Richard M. Hisey
---------------------------
RICHARD M. HISEY
EXECUTIVE VICE PRESIDENT , CHIEF FINANCIAL OFFICER AND TREASURER

Date:  9-21-98